EXHIBIT 23 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



G. BRAD BECKSTEAD
Certified Public Accountant
                                                 330 E. Warm Springs
                                                 Las Vegas, NV 89119
                                                        702.257.1984
                                                  702.362.0540 (fax)





October 4, 2001


To Whom It May Concern:

The firm of G. Brad Beckstead, CPA, consents to the inclusion of my report of October 4, 2001, on the Financial Statements of Marine Jet Technology Corp. from the inception date of February 9, 2000 through September 30, 2001, in any filings which are necessary now or in the near future to be filed with the US Securities and Exchange Commission.

Signed,


/s/ G. Brad Beckstead
-----------------------
G. Brad Beckstead, CPA